                                                                     Exhibit 5.1


                                        650 Town Center Drive, 20th Floor
                                        Costa Mesa, California  92626-1925
                                        Tel: (714) 540-1235  Fax: (714) 755-8290
                                        www.lw.com

(LATHAM & WATKINS LLP LOGO)             FIRM / AFFILIATE OFFICES
                                        Boston        New York
                                        Brussels      Northern Virginia
                                        Chicago       Orange County
                                        Frankfurt     Paris
                                        Hamburg       San Diego
                                        Hong Kong     San Francisco
                                        London        Shanghai
                                        Los Angeles   Silicon Valley
                                        Milan         Singapore
                                        Moscow        Tokyo
                                        New Jersey    Washington, D.C.

                                        File No. 030160-0022

June 16, 2005

Volcom, Inc.
1740 Monrovia Avenue

Costa Mesa, California 92627

      Re:   Volcom, Inc.
            Registration Statement on Form S-1
            for 5,390,625 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

      We have acted as special counsel to Volcom, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance (the "Offering") of up to 5,390,625 shares (including up to 703,125 shares subject to the underwriters' over-allotment option) (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on April 29, 2005 (File No. 333-124498), as amended by Amendment No. 1 filed on June 2, 2005 and Amendment No. 2 filed on June 16, 2005 (collectively, the "Registration Statement"). The Shares include 4,640,625 shares of Common Stock (including up to 453,125 shares subject to the underwriters' over-allotment option) offered by the Company and 750,000 shares of Common Stock (including up to 250,000 shares subject to the underwriters' over-allotment option) offered by certain stockholders of the Company listed in the principal and selling stockholders table of the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

      As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (a) assumed that proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares will be timely completed in the manner proposed, and (b) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

      We are opining herein only as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

VOLCOM, INC.
JUNE 16, 2005
PAGE 2

(LATHAM & WATKINS LLP LOGO)


      Subject to the foregoing, it is our opinion that as of the date hereof:

      1. The Shares have been duly authorized by all necessary corporate action of the Company.

      2. Upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

      This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ LATHAM & WATKINS LLP